Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler	212-554-5469
Kate Blute – Director of Investor and Public Relations
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation To Focus on

Several Strategic Options to Enhance Shareholder Value

Options to include debt reduction, sale of non strategic assets,

growing core social services business

TUCSON, ARIZONA – November 21, 2008 — The Providence Service Corporation (Nasdaq: PRSC) today announced that it is focusing on several strategic options to enhance shareholder value. The Company is considering strategic options relating to, among other things, delevering its debt, growing its core social services business and selling certain non-strategic assets. The Company intends to retain a financial advisor in connection with the latter.

“While we expect the state payor environment to remain volatile in the short term, we are confident that Providence is moving in the right direction and that many of the necessary building blocks for our future growth are in place,” said Fletcher McCusker, Providence’s Chief Executive Officer. “However, as our nation continues to grapple with the unique challenges brought on by an unprecedented global credit crisis and the related disruptions to the equity and capital markets, like many other public companies, we believe that our current stock price does not reflect Providence’s intrinsic value and future prospects. Consistent with our ongoing commitment to enhance shareholder value, we are considering strategic options to delever the Company and intend also to actively pursue the sale of non-core assets. In the near-term, we will also focus on reducing both corporate and client service costs. Longer-term, we still believe that our core social service business will remain a focus of our growth, both organically and through tuck-in acquisition opportunities.”

The Company does not expect to disclose any further developments with respect to its review of strategic options unless and until its Board of Directors has approved a specific option. No decision on any particular course of action has been determined at this time, however, the strategic options being considered by the Company do not include the sale of Providence. The Company cautions shareholders that there can be no assurance that this review of strategic options will result in any specific transaction or other decision and that no timetable has been set for the completion of this review. In addition, certain of the options related to delevering that are expected to be considered would likely require approval by the Company’s lenders. While proactive discussions have begun, no assurances can be given that the Company will be able to obtain any such approvals from its lenders on terms acceptable to the Company.

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to

—more—

5524 E. Fourth Street • Tucson, Arizona 85711 •Tel 520/747-6600 •Fax 520/747-6605 •www.provcorp.com provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 74,000 clients through 870 contracts at September 30, 2008, with an estimated six million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Forward-Looking Statements

This press release contains ““forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding Providence’s review of potential strategic options, the timing of such review, and the outcome of such review. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

###

Providence Service Corporation